SCHEDULE 14A INFORMATION

Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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EQUUS TOTAL RETURN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of the 2019

Annual Meeting of Stockholders

Meeting Date:	May 17, 2019
Meeting Time:	11:00 a.m., EDT
Location:	Jenner & Block LLP 919 Third Avenue New York, NY 10022-3908

Purpose of the Meeting

•	To elect 5 directors, each for a term of one year;

•	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountant for the fiscal year ending December 31, 2019 and authorizing the directors to fix the remuneration thereof;

•	To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers in 2018; and

•	To transact such other business as may properly come before the annual meeting.

Voting

All holders of record of shares of the Company’s common stock (NYSE: EQS) at the close of business on April 15, 2019 (the “Record Date”), or their legal proxy holders, are entitled to vote at the meeting and any postponements or adjournments of the meeting.

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy online, by phone, or by mail. For specific instructions, please refer to the Questions and Answers in this proxy statement and the instructions on the proxy card.

We are distributing this proxy statement and proxy form to stockholders on or about April 19, 2019.

By order of the Board of Directors,

JOHN A. HARDY

Chief Executive Officer

April 19, 2019

Houston, Texas

Important Notice Regarding the Availability of Proxy Materials

for the Company’s Annual Meeting of Stockholders to be held on May 17, 2019

This proxy statement, proxy card and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2018 are available free of charge at the following website: http://www.equuscap.com/investor_reports.htm or by calling our proxy solicitors Mackenzie Partners, Inc. at 1-800-322-2885, or Georgeson, LLC at 1-800-733-6198.

700 LOUISIANA STREET

48TH FLOOR

HOUSTON, TX 77002

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EQUUS TOTAL RETURN, INC.

700 Louisiana Street

48th Floor

Houston, Texas 77002

PROXY STATEMENT

This proxy statement contains information relating to the annual meeting of Equus Total Return, Inc. (“Equus” or the “Company”). The annual meeting of stockholders (the “Meeting”) or any postponement or adjournment thereof will be held on May 17, 2019, beginning at 11:00 a.m., Eastern Daylight Time, at Jenner & Block LLP, 919 Third Avenue, New York, NY 10022-3908. The Board of Directors (sometimes referred to hereinafter as the “Board”) is sending stockholders this proxy statement to solicit proxies to be voted at the annual meeting. It is being mailed to stockholders on or about April 19, 2019.

ABOUT THE MEETING

What is the purpose of the Meeting?

At the Meeting, stockholders will be asked to elect Company directors (see Proposal 1), ratify the selection of the Company’s independent registered public accountant (see Proposal 2), and approve, on a non-binding advisory basis, compensation paid to the Company’s named executive officers in 2018 (see Proposal 3).

Who is entitled to vote at the Meeting?

If you owned shares of the Company on the Record Date, you are entitled to receive notice of and to participate in the Meeting. A list of stockholders on the Record Date will be available for inspection at the Company’s office at 700 Louisiana Street, 48th Floor, Houston, Texas 77002 for ten days before the Meeting.

What are the voting rights of holders of the Company’s common stock?

You may cast one vote per share of the Company’s common stock that you held on the Record Date on each proposal considered at the Meeting. These shares are: (a) held directly in your name as the stockholder of record or (b) held for you as the beneficial owner through a stockbroker, bank, or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders of the Company hold their shares in “street name” through a stockbroker, bank or other nominee rather than directly in their own name. There are some important distinctions in how Company shares are held.

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record; therefore, these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to vote in person at the Meeting, or to grant your voting proxy directly to the Company. You may vote online, by phone, or by mail.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Your broker or nominee, who is considered the stockholder of record with respect to those shares, has forwarded these proxy materials to you. As the beneficial owner, you have the right to provide your broker with instructions on how to vote and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting (unless you have a signed proxy from the record holder, as described below). Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

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Broker Discretionary Voting. New York Stock Exchange (“NYSE”) rules permit a broker member to vote on certain “routine” matters, including the ratification of independent registered public accountant, without instructions from the beneficial owner of the shares. The election of directors and the non-binding vote concerning compensation of the Company’s named executive officers in 2018 are considered non-routine; therefore, brokers are not permitted to vote in respect of these matters without instructions from the beneficial owners. If you hold your stock in street name and you do not instruct your broker how to vote in the election of directors and these three proposals described in more detail herein, no votes will be cast on your behalf. Therefore, it is important that you cast your vote if you want it to count in respect of these matters.

What constitutes a quorum?

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of a majority of the shares of common stock outstanding on the Record Date, or 6,759,074 shares, will constitute a quorum. As of the Record Date, 13,518,146 shares of the Company’s common stock, representing the same number of votes, were outstanding.

If there are not enough votes for a quorum or to approve a proposal at the Meeting, the stockholders who are represented in person or by proxy may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote proxies held by them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

What are the Board’s recommendations?

The Board recommends a vote “For” the election of the nominated slate of directors (see Proposal 1), “For” the ratification of the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accountant (see Proposal 2), and “For” the approval, on a non-binding advisory basis, of compensation paid to the Company’s named executive officers in 2018 (see Proposal 3). Unless you give other instructions in your proxy, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve the proposals?

Election of Directors. A plurality of votes cast at the Meeting at which a quorum is present is required to elect a director. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

Ratification of Independent Registered Public Accountant. The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to ratify the selection of the independent registered public accountant. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may vote uninstructed shares held in street name for this proposal, and their votes will count as present for quorum purposes.

Non-Binding Advisory Vote Approving Executive Compensation in 2018. The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to approve, on a non-binding advisory basis, compensation paid to the Company’s named executive officers in 2018. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

How are votes counted?

In the election of directors, you may vote “For” all of the nominees or your vote may be “Withheld” with respect to one or more of the nominees. If you execute your proxy or provide broker voting instructions without specifying further your preference as to the nominees, your shares will be voted in accordance with the recommendations of the Board. To ratify the selection of the independent registered public accountant, you may vote “For” the ratification, “Against,” or you may “Abstain.” To cast your vote concerning the non-binding approval of compensation paid to the Company’s executive officers in 2018, you may also vote “For” or “Against” this proposal, or you may “Abstain” from voting in respect of this proposal. Please refer to the preceding section in considering the effect of abstentions and “broker non-votes” for Proposal 3.

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Who can attend the Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Meeting. Each stockholder may be asked to present valid identification. Cameras, recording devices, and other electronic devices will not be permitted at the Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker, bank, or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date.

How can I vote my shares in person at the Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Meeting. If you choose to do so, please bring proof of identification. Even if you plan to attend the Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

How can I vote my shares without attending the Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting by granting your voting proxy to the Company (if you are the stockholder of record) or by providing voting instructions to your broker or nominee (if you hold shares beneficially in street name). You may vote online, by phone, or by mail. Please refer to the enclosed voting instruction card for details.

Can I change my vote after I execute my proxy?

Yes. You may change your proxy instructions at any time prior to the vote at the Meeting. You may accomplish this by granting a new proxy or new broker voting instructions at a later date (which automatically revokes the earlier proxy instructions) or by attending the Meeting and voting in person. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

What does it mean if I receive more than one notice of the Meeting?

It means your shares are registered differently or are in more than one account. Please grant a voting proxy and/or provide voting instructions for all accounts that you hold.

Where can I find the voting results of the Meeting?

We will publish final results of the Meeting in a Company Form 8-K within four business days after the day on which the Meeting ended.

Who can I call if I have a question?

If you have any questions about this proxy statement, please call either of our proxy solicitors Mackenzie Partners, Inc. at 1-800-322-2885, or Georgeson, LLC at 1-800-733-6198.

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STOCK OWNERSHIP AND PERFORMANCE

Who are the largest owners of the Company’s stock?

Based on a review of filings with the SEC and other records of the Company, the Company is aware of two beneficial owners of more than 5% of the outstanding shares of the Company’s common stock: (i) MVC Capital, Inc.; and (ii) SPQR Capital Holdings S.A., Lansdowne Capital Ltd. and Bertrand des Pallieres.

How much stock do the Company’s directors and executive officers own?

The following table shows the amount of the Company’s common stock beneficially owned (unless otherwise indicated) as of April 15, 2019, by (1) any person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, (2) each director/director nominee of the Company, (3) each named executive officer, and (4) all directors/director nominees and executive officers as a group.

The number of shares beneficially owned by each entity, person, director/director nominee, or executive officer is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of April 15, 2019, or within 60 days after April 15, 2019, through the exercise of any stock option or other right. Unless otherwise indicated, to our knowledge each individual has sole investment and voting power, or shares such powers with his spouse, with respect to the shares set forth in the table.

Name	Sole Voting and Investment Power	Other Beneficial Ownership	Total	Percent of Class Outstanding
Fraser Atkinson	21,389	—	21,389	*
Kenneth I. Denos	265,754	—	265,754	1.97%
Henry W. Hankinson	19,500	—	19,500	*
John A. Hardy	500,000	—	500,000	3.70%
L’Sheryl D. Hudson(1)	—	—	—	*
Robert L. Knauss	92,670	—	92,670	*
MVC Capital, Inc. (2)	—	4,444,644	4,444,644	32.88%
Bertrand des Pallieres(3) (4)	1,057,017	1,142,675	2,199,692	16.27%
All directors and executive officers as a group (6 persons)	899,313	—	899,313	6.65%

*	Indicates less than one percent.

(1)	Ms. Hudson serves as the Company’s Senior Vice President and Chief Financial Officer. Ms. Hudson is not a director of the Company.
(2)

Includes 4,444,644 shares held directly by MVC, a business development company managed and directed by The Tokarz Group Advisers, LLC (“TTGA”), an investment adviser registered pursuant to the Investment Advisers Act of 1940. MVC’s and TTGA’s business address is 287 Bowman Avenue, 2nd Floor, Purchase, New York 10577.

(3)

Includes 10,000 shares held directly by Mobiquity Investments Limited and indirectly by Mobiquity Investments Corp. and Versatile Systems Inc. Mr. des Pallieres disclaims beneficial ownership of the securities held directly by Mobiquity Investments Limited and Versatile Systems Inc. and nothing herein shall be construed as an admission that he is, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any such securities.

(4)	Includes 1,057,017 shares held directly by Mr. des Pallieres. Also includes 145,833 shares held directly by SPQR Capital Holdings S.A., a Luxembourg societe anonyme in which Mr. des Pallieres is a minority stockholder and serves as a director. Also includes 986,842 shares held directly by Lansdowne Capital S.A., a Luxembourg societe anonyme that is indirectly wholly-owned by Mr. des Pallieres.

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Section 16(a) beneficial ownership compliance

Under the federal securities laws, our directors, executive officers, and any persons beneficially owning more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Company and the SEC. Specific due dates for these reports have been established by regulation. Based solely upon a review of reports furnished to the Company and written representations of certain persons that no other reports were required, we believe that all of our directors and executive officers complied during 2017 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

Stock Performance Graph

The following graph compares the cumulative total return on our common stock with the cumulative total return of the S&P 500 Index and the NYSE Composite Index for the five years ended December 31, 2018. This comparison assumes $100.00 was invested in our common stock at the closing price of our common stock on December 31, 2013 and in the comparison groups and assumes the reinvestment of all cash dividends on the ex-dividend date prior to any tax effect. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

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AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board of Directors to review financial matters concerning the Company. Each member of the Audit Committee meets the independence requirements established by the Investment Company Act of 1940 (hereafter, the “1940 Act”) and under the applicable listing standards of the New York Stock Exchange. The Audit Committee is responsible for the selection, engagement, compensation, retention and oversight of the Company’s independent registered public accountant. We are also responsible for recommending to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year.

In making our recommendation that the Company’s financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2018, we have taken the following steps:

•	We discussed with BDO USA, LLP, the Company’s independent registered public accountant for the year ended December 31, 2018, those matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301, Communications with Audit Committees, including information regarding the scope and results of the audit. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.

•	We conducted periodic executive sessions with BDO with no members of Equus management present during those discussions. BDO did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.

•	We received and reviewed the written disclosures and the letter from BDO required by the applicable requirements of PCAOB Rule 3526 regarding BDO’s communications with us concerning independence, and we discussed with BDO its independence regarding Equus.

•	We determined that there were no former BDO employees who previously participated in the Company’s audit, engaged in a financial reporting oversight role at Equus.

•	We reviewed, and discussed with Equus management and BDO, the Company’s audited balance sheet at December 31, 2018, and statements of operations, changes in net assets and cash flows for the year ended December 31, 2018.

Based on the reviews and actions described above, we recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.

Fraser Atkinson

Robert L. Knauss

Henry W. Hankinson

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about the fiscal year 2018 compensation policy for our named executive officers (“NEOs”). Our Compensation Committee determines the compensation terms for our Chief Executive Officer and the Board determines the fees that may be charged by our Secretary and Chief Compliance Officer for his services. Our Chief Executive Officer also determines compensation for all other NEOs. This section explains how compensation decisions were made for our NEOs during the year. The discussion below also addresses the principal elements of our approach to compensation.

Our NEOs are compensated with a view to satisfying two objectives: (i) compensating the Company’s NEOs appropriately for their contributions to the Company’s growth, profitability and other goals and objectives; and (ii) linking the interests of the Company’s NEOs to the long-term interests of the Company’s equity owners. The compensation terms for our NEOs generally recognize both short-term and long-term success but these compensation arrangements also emphasize rewarding the intermediate and long-term performance of our NEOs, as measured by the Company’s performance and relative shareholder return.

Most of our compensation arrangements with our NEOs consist primarily of two elements: base salary and possible annual cash bonus. In the past year, we have also added equity incentives for certain of our NEOs as more particularly described below. In addition, while our Chief Financial Officer participates in a defined contribution retirement plan, we do not have any supplemental retirement benefits and generally do not provide perquisites to our executive officers. Our Chief Executive Officer and Secretary, for example, receive no health, retirement, or other employment-related benefits. Accordingly, we believe that the total level of compensation is critical to maintaining the competitiveness of our compensation arrangements, particularly given the absence of supplemental benefits and plans.

In view of the foregoing, on April 28, 2016, the Board adopted the Company’s 2016 Equity Incentive Plan (“Incentive Plan”), which is described in more detail herein. On March 17, 2017, the Company granted awards of restricted stock under the Incentive Plan to certain of the NEOs in the aggregate amount of 750,000 shares as particularly set forth under Grants of Plan-Based Awards below. The awards are each subject to a vesting requirement over a 3-year period unless the recipient thereof is terminated or removed from their position as a director or executive officer without “cause”, or as a result of constructive termination, as such terms are defined in the respective award agreements entered into by each of the recipients and the Company.

In addition to the awards of restricted stock to our NEOs described above, we also pay base cash compensation to our NEOs, which constitutes the bulk of their total cash remuneration. While the NEOs’ initial base compensation is determined by an assessment of competitive market levels, the factors used in determining changes to base compensation include individual performance, changes in role and/or responsibility and changes in the competitive market environment. The Company may pay an annual cash bonus which results in cash payments to our NEOs. The amount of the cash bonus is determined by the individual agreements with our NEOs or by our Chief Executive Officer on a discretionary basis. In the case of our Secretary and Chief Compliance Officer or other members of our Board who provide services to the Company, the Board has determined an hourly rate of $300 for such services. We have agreements with our Chief Executive Officer and Chief Financial Officer, the terms of which are summarized on page 19 of this proxy statement.

In determining the structure of our executive compensation policies and the appropriate levels of incentive opportunities, the Compensation Committee or our Chief Executive Officer, as appropriate, considers whether the policies reward reasonable risk-taking and whether the incentive opportunities achieve the proper balance between the need to reward employees and the need to protect shareholder returns. We believe that the focus on total compensation provides incentives to create long-term value for shareholders while taking thoughtful and prudent risks to grow the Company.

In addition, at the Company’s Annual Meeting of Stockholders held on June 26, 2018, the Company held a non-binding stockholder vote to approve the compensation paid to its named executive officers in 2017, commonly referred to as a “say-on-pay” vote. The Company’s shareholders approved such compensation by a non-binding, advisory vote with approximately 91.6% of the votes submitted on the proposal voting in favor of the resolution. The Compensation Committee considered the results of this vote and views this vote as confirmation that the Company’s shareholders support the Company’s executive compensation policies and decisions.

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Summary Compensation Table

The following table summarizes the total compensation that the Company paid during the fiscal years ended December 31, 2018, 2017, and 2016 to the NEOs, who are the Chief Executive Officer and the Chief Financial Officer, and our other most highly compensated executive officers who received more than $100,000 in annual compensation from the Company.

Name and Principal Position	Year	Salary		Cash Bonus		Stock Awards(1)		All Other Compensation(2)		Total
John A. Hardy— Chief Executive Officer	2018	$350,000		$	―		$297,500	$	―	$647,500
	2017	312,500			25,838		300,000		―	638,338
	2016	200,000			150,000				―	350,000

L’Sheryl D. Hudson— Chief Financial Officer	2018	$209,615			$8,513	$	―		$13,088	$231,216
	2017	209,615			49,354		―		15,538	274,507
	2016	204,500			38,016		―		14,551	257,067

Kenneth I. Denos— Secretary and CCO	2018	$355,125		$	―	$	―	$	―	$355,125
	2017	498,450	(3)		―		688,125		―	1,186,575
	2016	412,563			―		―		―	412,563

(1)

These amounts reflect the vested portion of stock awards made during 2017 and are based upon the trading price of our common stock on the New York Stock Exchange as of the relevant vesting date in 2017 and 2018, as applicable.

(2)	Reflects the Company’s contributions to vested and unvested defined contribution plans of the NEOs.
(3)	Reflects legal and compliance services provided during 2017, principally related to our agreement to acquire U.S. Gas & Electric, Inc., the termination of which is more particularly described in our current report on Form 8-K filed with the SEC via EDGAR on May 31, 2017.

The Company’s 2016 Equity Incentive Plan

On April 28, 2016, the Board adopted the Incentive Plan, which was also approved by our stockholders on June 13, 2016. On January 10, 2017, the SEC issued an exemptive order approving the Incentive Plan and certain awards intended to be made thereunder. The Incentive Plan is intended to promote the interests of the Company by encouraging officers, employees, and directors of the Company and its affiliates to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a proprietary interest in the development and financial success of the Company and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Incentive Plan is also intended to enhance the ability of the Company and its affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company. The Incentive Plan permits the award of restricted stock as well as common stock purchase options. The maximum number of shares of common stock that are subject to awards granted under the Incentive Plan is 2,434,728 shares. The term of the Incentive Plan will expire on June 13, 2026.

Since the adoption of the Incentive Plan, we have chosen to utilize shares of our restricted stock, rather than stock options or other equity-based incentive compensation, as long-term incentive compensation. We use restricted stock awards to (i) attract and retain key officers and employees, (ii) enable our officers and employees to participate in our long-term growth and (iii) link these persons’ compensation to the long-term interests of our stockholders. Each restricted stock award is for a fixed number of shares as set forth in an award agreement between the grantee and us. Award agreements set forth time and/or performance vesting schedules and other appropriate terms and/or restrictions with respect to awards, including rights to dividends and voting rights.

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The Compensation Committee has been delegated responsibility by the Board to administer the Incentive Plan in accordance with an exemptive order granted by the SEC and applicable rules of the NYSE. The Compensation Committee has also been delegated the authority to approve stock-based awards or other equity incentives permitted under the Incentive Plan to our officers and employees. The Compensation Committee is comprised of three independent directors who are independent pursuant to the requirements of the NYSE. The Board may revest its authority to administer or approve awards under the Incentive Plan at any time. At the time of each award granted to each NEO, the Compensation Committee determines the terms of the award, including the performance period (or periods) and the performance objectives, if any, relating to the award.

Grants of Plan-Based Awards in 2017 and 2018

The Compensation Committee meets from time to time throughout the year to consider, among other matters, compensation to our NEOs. On March 17, 2017, the Compensation Committee approved the grant of an aggregate of 750,000 shares of restricted stock to our NEOs under the Incentive Plan. Specific performance factors that the Compensation Committee considered in determining the granting of restricted included the achievement of financial and operational goals in previous years and individual employee performance during these years in such areas as work ethic, proficiency and overall contribution to the Company. In the case of Mr. Hardy, such considerations also included his waiver of approximately $2.2 million in bonus payments related to portfolio dispositions in prior years as described under Executive Compensation Agreements below. No award of restricted stock or other equity incentives was made to our NEOs prior to the awards granted in March 2017, and no further grants or awards of restricted stock or other equity incentives were made to our NEOs during 2018. Restricted stock awards allow the Company to account for our Incentive Plan based on the price of our common stock, fixed at the grant date of such award, resulting in a known maximum cost of such award under our Incentive Plan at the time of grant.

On March 17, 2017, the Compensation Committee approved grants of restricted stock awards to the NEOs as described above. All of these restricted shares of stock were valued at $2.40, the closing price of our common stock on the NYSE on March 17, 2017, the grant date. None of these shares of restricted stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of prior their vesting date, and, if any of the forfeiture conditions occur prior to vesting of any portion of these restricted shares, all rights of the NEO to such shares will terminate, without further obligation on the part of the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the awards of restricted stock to our NEOs for which forfeiture provisions have not lapsed and remain unvested and outstanding at December 31, 2018.

	Stock Awards
	Number of Shares of Stock that Have Not Vested(1)	Market Value of Shares of Stock that Have Not Vested(2)
John A. Hardy— Chief Executive Officer(3)	250,000	$490,000

Kenneth I. Denos— Secretary and CCO	―	―

(1)	No restricted stock awards have been transferred.
(2)	The market value of shares of stock that have not vested was determined based on a price of $1.96 per share - the closing price of our common stock on the New York Stock Exchange at December 31, 2018.
(3)	Total restricted stock grant was 500,000 shares; 125,000 shares vested on March 17, 2017; 125,000 shares vested on March 17, 2018; 125,000 shares vested on March 17, 2019; and 125,000 shares will vest on March 17, 2020, subject, in each case to the forfeiture provisions contained in the NEO’s award agreement and the provisions of the Company’s 2016 Equity Incentive Plan.

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Equity Awards Vested in 2018

The following table sets forth information regarding shares of restricted stock for which forfeiture provisions lapsed during 2018:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
John A. Hardy— Chief Executive Officer	125,000	$297,500
Kenneth I. Denos— Secretary and CCO	―	―

(1)	Value realized upon vesting is based on $2.38 - the closing price of our common stock on the vesting date.

Potential Payments upon Termination or Change of Control

This section describes and quantifies the estimated compensation payments and other benefits to which our NEOs would be entitled upon the occurrence of a change of control or certain termination conditions described in each such NEO’s relevant consulting agreement, employment agreement, or Incentive Plan award agreement, as the case may be.

John A. Hardy – Chief Executive Officer.

•	In the event that Mr. Hardy’s consulting agreement with the Company is terminated without cause or the Company experiences a change of control, each as defined therein, he will be entitled to receive a termination fee of $400,000; and

•	In the event that Mr. Hardy’s status as an officer or director of the Company is terminated without cause or as a result of “constructive termination” as defined in his Incentive Plan Award Agreement, all of the restricted shares granted to Mr. Hardy under the Incentive Plan shall become immediately vested.

L’Sheryl D. Hudson – Chief Financial Officer.

•	In the event that Ms. Hudson’s employment agreement with the Company is terminated without cause as defined therein, she will be entitled to a severance payment equal to one year’s base salary then in effect.

Kenneth I. Denos – Secretary and Chief Compliance Officer.

•	In the event that Mr. Denos’ status as an officer or director of the Company is terminated without cause or as a result of “constructive termination” as defined in his Incentive Plan Award Agreement, all of the restricted shares granted to Mr. Denos under the Incentive Plan shall become immediately vested.

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The following table summarizes these potential payments to our NEOs upon termination:

Name	Severance/Termination Payment	Vesting of Stock Awards(1)	Total
John A. Hardy— Chief Executive Officer	$400,000	$490,000	$890,000
L’Sheryl D. Hudson— Chief Executive Officer(2)	$209,615	―	$209,615
Kenneth I. Denos— Secretary and CCO(3)	―	―	―

(1)	Includes only stock awards that are not already vested as of December 31, 2018. Value realized upon vesting is based on the closing price of our common stock on the vesting date.
(2)

Excludes accrued vacation pay, sick days, or holidays, any health insurance contributions pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA), or standard payments paid generally to employees of the Company at termination.  Messrs. Hardy and Denos are not eligible for vacation pay, sick days, holidays, or health insurance payments.

(3)	Mr. Denos does not have a written service agreement with the Company.

Report of the Compensation Committee

As part of our responsibilities, we have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which begins on page 8 of this proxy statement. Based on such review and discussions, we have recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Henry W. Hankinson

Fraser Atkinson

Robert L. Knauss

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GOVERNANCE OF THE COMPANY

How is the Company’s management structured?

The Board of Directors changed the Company’s operations to an internalized management structure on July 1, 2009. This means that, unlike many closed-end funds and business development companies, the Company directly employs its management team and incurs the costs and expenses associated with Company operations. There is no outside investment advisory organization providing services to the Company under a fee-based advisory agreement, or an administrative organization charging the Company for services rendered.

What are the duties of the Board of Directors?

Leadership Structure. The Board provides overall guidance and supervision with respect to the operations of the Company and performs the various duties specified for directors of business development companies under the 1940 Act. Among other things, the Board supervises Company management, the custodial arrangements for portfolio securities, the selection of accountants, fidelity bonding, and transactions with affiliates.

The Board meets in regularly scheduled meetings each year. All Board actions are taken by majority vote unless a higher percentage is required by law or the Company’s certificate of incorporation or by-laws require that the actions be approved by a majority of the directors who are not “interested persons” (as defined in the 1940 Act) of the Company—referred to as “independent directors.”

The 1940 Act requires that a majority of the Company’s directors be independent directors. The Board is currently composed of 5 directors, including 3 independent directors. As discussed below, the Board has established 4 Committees to assist the Board in performing its oversight responsibilities.

The Board has appointed John A. Hardy to serve as the Company’s Chief Executive Officer. In addition to being the principal executive officer of the Company, one of the Chief Executive Officer’s roles is to set the agenda of the Board and determine what information is provided to the Board with respect to matters to be acted upon by the Board.

The Board has also appointed Robert L. Knauss as its Chairman. The Chairman presides at all meetings of the Board and leads the Board through its various tasks. The Chairman also acts as a liaison with the Company’s principal executive officer in carrying out his functions, as well as with the Company’s Chief Compliance Officer. The Chairman may perform such other functions as may be requested by the Board. The designation of Chairman does not impose on such independent director any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board, generally.

The Company has determined that the Board’s leadership structure is appropriate given the characteristics and circumstances of the Company, including such items as the business development company requirements, net assets of the Company, and the committee structure of the Company.

Risk Oversight. Through the Board’s direct oversight role, and indirectly through its Committees, the Board performs a risk oversight function for the Company consisting, among other things, of the following activities:

•	General Oversight. The Board meets with representatives of management and key service providers, including the custodian and the independent audit firm of the Company, to review and discuss the operational activities of the Company and to provide direction with respect thereto.

•	Compliance Oversight. The Board reviews and approves, as applicable, the compliance procedures of the Company. The Board is informed how the compliance procedures adhere to the operational requirements through its meeting with, and reports received from, the Chief Compliance Officer. The Board also discusses the adequacy of internal controls and compliance procedures with the Company’s Chief Compliance Officer and independent registered public accountant.

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•	Investment Oversight. The Board monitors Company performance during the year through regular performance reports from management with references to appropriate performance measurement indices and the performance of similar funds. The Board receives updates on industry developments and portfolio company matters on a regular basis. The Board also monitors the Company’s investment practices and reviews the Company’s investment strategies with management.

•	Valuation Oversight. The Board has approved the valuation methodologies used in establishing the fair value of the Company’s assets and monitors the accuracy with which the valuations are carried out. The Board receives regular reports on the use of fair value prices and monitors the effectiveness of the valuation procedures.

What Committees has the Board established?

The Board has four standing committees: an Audit Committee, a Governance and Nominating Committee, a Compensation Committee, and a Committee of Independent Directors.

Who are the current Board members and what are their Committee memberships?

The members of the Board of Directors on the date of this proxy statement and the Board Committees on which they serve are identified in the following table:

Director	Audit Committee	Compensation Committee	Committee of Independent Directors	Governance and Nominating Committee
Robert L. Knauss, Chairman	*	*	Chair	Chair
Fraser Atkinson	Chair	*	*	*
Kenneth I. Denos
Henry W. Hankinson	*	Chair	*	*
John A. Hardy

Audit Committee

The charter of the Audit Committee specifies that the purpose of the Audit Committee is to assist the Board in its oversight of the integrity of:

•	The Company’s financial statements,

•	The Company’s compliance with legal and regulatory requirements,

•	The independence and qualifications of the Company’s independent registered public accountant, and

•	The performance of the Company’s internal audit function and independent registered public accountant.

In furtherance of the foregoing purpose, the Audit Committee’s authority and responsibilities include to:

•	Review and oversee the Company’s annual and quarterly financial statements;

•	Discuss with management and the Company’s independent registered public accountant, as appropriate, earnings press releases and financial information, as well as financial information and earnings guidance provided to analysts and ratings agencies;

•	Recommend, for shareholder approval, the appointment of the Company’s independent registered public accountant, and oversee the compensation, retention, oversight, and other matters relating to the engagement or discharge of the independent registered public accounting firm;

•	Review with management and the independent registered public accountant, as appropriate, any audit problems or difficulties the independent registered public accountant encountered in the course of the audit work and management’s responses thereto;

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•	Discuss with management the Company’s risk assessment and risk management guidelines and policies, including the Company’s major financial risk exposures and steps taken by management to monitor and control such exposures;

•	Oversee the Company’s financial controls and reporting processes;

•	Review the Company’s financial reporting and accounting standards and principles;

•	Review the performance of the Company’s internal audit function and the performance of the independent registered public accountant;

•	Review and investigate any matters pertaining to the integrity of management, including conflicts of interest or adherence to standards of business conduct; and

•	Establish procedures for handling complaints involving accounting, internal accounting controls, and auditing matters.

The charter of the Audit Committee is available on the Company’s website (www.equuscap.com). The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its duties. The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accountant without the presence of management.

Each member of the Audit Committee is an independent director within the meaning of SEC regulations and the listing standards of the New York Stock Exchange (“NYSE”). Fraser Atkinson, the chair of the Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The Audit Committee met four times during 2018.

Committee of the Independent Directors

The functions of the Committee of the Independent Directors are to: recommend to the full Board approval of any management, advisory, or administration agreements; recommend to the full Board any underwriting or distribution agreements; review the fidelity bond and premium allocation; review any joint insurance policies and premium allocation; review and monitor the Company’s compliance with procedures adopted pursuant to certain rules promulgated under the 1940 Act, meet regularly with the Company’s Chief Compliance Officer; and carry out such other duties as the independent directors shall, from time to time, conclude are necessary in the performance of their duties under the 1940 Act.

The Committee of Independent Directors met at regularly scheduled Board Meetings in executive sessions without any members of management present. During 2018, each member of this Committee was considered an independent director within the meaning of SEC regulations and the listing standards of the NYSE.

Compensation Committee

The Compensation Committee is responsible for reviewing and evaluating the compensation of the Company’s Chief Executive Officer. In addition, the Compensation Committee periodically reviews independent and interested director compensation and recommends any appropriate changes to the Board. Lastly, the Compensation Committee produces a report on the Company’s executive compensation practices and policies for inclusion in the Company’s proxy statement if required by applicable proxy rules and regulations and makes recommendations to the Board on the Company’s executive compensation practices and policies. The charter of the Compensation Committee is available on the Company’s website (www.equuscap.com).

Each member of the Compensation Committee is an independent director within the meaning of SEC regulations and the listing standards of the NYSE. This Committee met two times during 2018.

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Governance and Nominating Committee

The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance. The Committee selects individuals for nomination to the Company’s Board. In addition, the Governance and Nominating Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance self-evaluation. The charter of the Governance and Nominating Committee is available on the Company’s website (www.equuscap.com).

All of the members of the Governance and Nominating Committee are independent directors within the meaning of SEC regulations and the listing standards of the NYSE. This Committee met two times during 2018.

How does the Board select nominees for the Board?

The Governance and Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary or any member of the Governance and Nominating Committee in writing in care of Equus Total Return, Inc., 700 Louisiana Street, 48th Floor, Houston, TX 77002. To be considered by the Governance and Nominating Committee, stockholder nominations must be submitted before our fiscal year-end and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. The Governance and Nominating Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Company’s by-laws relating to stockholder nominations as described in “Additional Information—Stockholder Proposals for the 2020 Annual Meeting,” below. Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director.

Once the Governance and Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors considered by the Committee. If the Committee determines, in consultation with the other Board members as appropriate, that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience. A Committee member will interview a qualified candidate, and a qualified candidate may meet other directors. The Committee then determines, based on the background information and information obtained in interviews, whether to recommend to the Board that a candidate be nominated to the Board.

The Governance and Nominating Committee believes a prospective nominee for director should, at a minimum, satisfy the following standards and qualifications and evaluates prospective nominees accordingly:

•	The ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	The prospective nominee’s standards of integrity, commitment, and independence of thought and judgment;

•	The prospective nominee’s ability to dedicate sufficient time, energy, and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	The extent to which the prospective nominee contributes to the range of talent, skill, and expertise appropriate for the Board.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, diversity, and the need for Audit Committee expertise.

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In considering diversity, the Committee considers diversity of background and experience as well as ethnic and other forms of diversity. The Committee does not, however, have any formal policy regarding diversity in identifying nominees for a directorship, but rather, considers it among the various factors relevant to any particular nominee. After completing the evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

How does the Board determine which directors are considered independent?

When the Board undertook its annual review of director independence, the Board considered transactions and relationships between each director or any member of his immediate family and the Company. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors nominated for election at the Meeting are independent of the Company and its management with the exception of John A. Hardy and Kenneth I. Denos. Mr. Hardy is an interested director because he serves as the Company’s Chief Executive Officer, and Mr. Denos is an interested director because he serves as the Company’s Secretary and Chief Compliance Officer.

How often did the Board meet during 2018?

During 2018, the Board met seven times. Each director attended at least 75% of all meetings held by the Board or the committees of the Board on which he served, and all directors attended the Company’s annual meeting of stockholders held on June 26, 2018. The Company does not have a policy about directors’ attendance at the annual meeting of stockholders.

How are directors compensated?

As compensation for services to the Fund, each Independent Director receives an annual fee of $40,000 paid quarterly in arrears, a fee of $2,000 for each meeting of the Board or committee thereof attended in person, a fee of $1,000 for participation in each telephonic meeting of the Board or committee thereof, and reimbursement of all out-of-pocket expenses relating to attendance at such meetings. The chair of each of our standing committees (audit, compensation, and nominating and governance) also receives an annual fee of $50,000, payable quarterly in arrears. We may also pay other one-time or recurring fees to members of our Board in special circumstances.

Interested directors who are not executive officers of the Company do not receive annual fees for their service on the Board but may receive director fees for each director meeting attended. Interested directors may serve as directors of portfolio companies and in such capacities may receive and retain directors’ fees and other compensation directly from the portfolio companies.

In respect of services provided to the Company by members of the Board not in connection with their roles and duties as directors, the Company pays a rate of $300 per hour for services rendered. In connection with services rendered by Kenneth I. Denos, Secretary and Chief Compliance Officer of the Company, the Company incurred $355,125 in such expenses in 2018.

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Independent/non-officer directors were paid an aggregate of $333,000 and $420,750 as cash compensation for their services for the years ended December 31, 2018 and 2017, respectively, and also issued stock awards to such directors in 2017, the value of the vested portion of which was an aggregate of $35,701 in 2018 and $118,800 in 2017. The following table set forth the cash and other forms of compensation that the Company paid to each person who served as a director during 2018:

2018 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)*	Option Awards ($)	All Other Compensation ($)	Total ($)
Independent Directors
Fraser Atkinson	109,000	11,603	—	—	120,603
Henry W. Hankinson	112,000	11,603	—	—	123,603
Robert L. Knauss	112,000	12,495	—	—	124,495
Interested Directors
Kenneth I. Denos(1)	12,000	—	—	—	12,000
John A. Hardy(1)	—	—	—	—	—

* Represents the portion of restricted stock awards issued pursuant to the Company’s 2016 Equity Incentive Plan that became vested during 2018.

(1)	In 2017, Messrs. Denos and Hardy received awards of restricted stock in connection with their roles as executive officers of the Company. These restricted stock awards are described in more detail under COMPENSATION OF NAMED EXECUTIVE OFFICERS beginning on page 8 above.

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Who are the executive officers of the Company?

The name, address and age of each executive officer, their position, term of office and length of time served with the Company, along with certain business information, are set forth in the table below.

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
John A. Hardy 700 Louisiana Street 48th Floor Houston, Texas 77002 Age: 67	Chief Executive Officer	Indefinite term; Chief Executive Officer since 2011.	Chief Executive Officer of the Company since June 2011; Executive Chairman of the Company from June 2010 to June 2011; Director of the Company since May 2010; Mr. Hardy has had extensive experience in the insurance, finance and banking sectors, as well as mergers and acquisitions and litigation and resolution of multi-jurisdictional disputes practicing as a Barrister from 1978-2002. Mr. Hardy was also an adjunct Professor lecturing in insurance law at the University of British Columbia from 1984-2000.

L’Sheryl D. Hudson 700 Louisiana Street 48th Floor Houston, Texas 77002 Age: 54	Sr. Vice President, CFO, and Treasurer	Indefinite term; Vice President, CFO, and Treasurer since 2006.	Senior Vice President, Chief Financial Officer, and Treasurer since November 2006; Chief Compliance Officer of the Company from November 2006 to July 2011. Ms. Hudson served as Associate Director of WestLB Asset Management (US), LLC from 2002 to 2006.

Kenneth I. Denos 700 Louisiana Street 48th Floor Houston, Texas 77002 Age: 51	Secretary and CCO	Indefinite term; Secretary since 2010; CCO since 2011.	Secretary of the Company since 2010. Chief Compliance Officer of the Company since July 2011. President of Kenneth I. Denos, P.C. since January 2000; General Counsel, director, and head of M&A for Tersus Energy plc (LSE: TER) in 2005-06; General Counsel, director, and head of M&A for Healthcare Enterprise Group (LSE: HEG) from 2003-2005; Non-executive director of E-Home Solutions, Inc. (marketer of smart home products and services) since July 2015. Non-executive director of AdHitch International, Inc. (mobile advertising) since January 2018.

There are no arrangements or understandings between any of the executive officers and any other person pursuant to which any of such officers was or is to be selected as an officer.

Executive Compensation Agreements

John A. Hardy. During 2010, the Company entered into a compensation agreement with John A. Hardy, its Chief Executive Officer. The agreement, which was amended in April 2017, provides for base compensation to Mr. Hardy of $350,000 per annum. The agreement originally entitled Mr. Hardy to an annual bonus, which has now been eliminated as a result of the April 2017 amendment, based upon achievement of certain criteria, one of which is the disposition of portfolio company investments for cash. Since 2010, Mr. Hardy has voluntarily waived his right to approximately $2.2 million of earned, but unpaid, bonus since the effective date of the agreement. If the consulting agreement is terminated without cause, as defined therein, Mr. Hardy will be entitled to receive a termination fee of $400,000. Mr. Hardy is not entitled to participate in any employee-related benefits, including health, life and disability plans, of the Company.

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L’Sheryl D. Hudson. In April 2017, the Company entered into an employment agreement (“Employment Agreement”), effective April 1, 2017, with L’Sheryl D. Hudson, the Company’s Senior Vice President and Chief Financial Officer. The Employment Agreement is for a two-month term, provides for base salary equal to $209,615 on an annualized basis and an annual longevity bonus equal to $5,000 plus $250 for each year employed by or on behalf of the Company. If the Employment Agreement is terminated by the Company without “cause” or by Ms. Hudson for “good reason”, as defined therein, Ms. Hudson will be entitled to a severance benefit equal to one year’s base salary as then in effect.

Grants of Plan-Based Awards

On March 17, 2017, the Company granted awards of restricted stock under the Incentive Plan to certain of its directors and executive officers in the aggregate amount of 844,500 shares. The awards are each subject to a vesting requirement over a 3-year period unless the recipient thereof is terminated or removed from their position as a director or executive officer without “cause”, or as a result of constructive termination, as such terms are defined in the respective award agreements entered into by each of the recipients and the Company.

Outstanding Equity Awards

Other than the awards of restricted stock under the Incentive Plan made in 2017 as described under Grants of Plan-Based Awards above, the Company had no other equity awards outstanding in 2018.

Options Exercised and Stock Vested

During 2018, 140,000 shares of restricted stock issued to directors and executive officers in 2017 under the Incentive Plan became vested according to the terms of the award agreements entered into by each of the recipients and the Company. Other than the foregoing, there were no stock options, SARs or similar instruments exercised by any executive officer of the Company and there was no vesting of stock, including restricted stock, restricted stock units or similar instruments by any executive officer of the Company during 2018.

Pension Benefits

The Company does not have any plan that provides for payments or other benefits at, following, or in connection with the retirement of its executive officers.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

During 2018, other than a 401(k) plan for certain employees wherein the Company provides a match of 3% of employee compensation, the Company did not have any defined contribution or other plan that provided for the deferral of compensation by any executive officer of the Company on a basis that was not tax-qualified.

Chief Executive Officer Pay Ratio

Mr. Hardy's total compensation for 2018 was $647,500, which included $350,000 in cash and restricted stock awards valued at $297,500, as reflected in the Summary Compensation Table above. The total compensation of our median employee, excluding Mr. Hardy, for 2018 was $231,216. As a result, Mr. Hardy's total compensation was approximately 2.80 times that of our median employee for 2018. We selected December 31, 2018 as the date used to identify our “median employee” whose annual total compensation was the median of the total annual compensation of all of our officers and employees (other than our Chief Executive Officer) for 2018. As of December 31, 2018, our officer and employee population consisted of 3 individuals (excluding Mr. Hardy), all of whom were continuously employed or engaged by the Company during the year. To identify our median employee, we compared the annual total compensation for each officer and employee of the Company, as determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which included salary, bonus, restricted stock awards, employer contributions to employee accounts in our 401(k) plan, employer contributions to employee accounts in our deferred compensation plan and earnings thereon, and company-paid life insurance premiums.

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Benefits and Perquisites.

Except for our Chief Executive Officer and Secretary, we provide the opportunity for certain of our named executive officers and other full-time employees to receive certain perquisites and general health and welfare benefits, which consist of life and health insurance benefits, and reimbursement for certain medical expenses.

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PROPOSAL 1—ELECTION OF DIRECTORS

The by-laws of the Company provide for a minimum of three and a maximum of fifteen directors (a majority of whom must be independent directors). There are five director nominees (which include three independent director nominees). The Board is not recommending any other director nominees.

The current term of office of all of the Company’s directors expires at the 2019 annual meeting and upon the election and qualification of their successors in office. The Board proposes that the following nominees be elected for a new term of one year and until their respective successors have been duly elected and qualified or until they resign, die, or are removed from office. Each of the nominees has consented to serve if elected. The Board knows of no reason why any nominee for director would be unable to serve as a director. If at the time of the Meeting any nominee is unable or unwilling to serve as a director of the Company, the persons named as proxies will vote for a substitute nominee designated by the Board.

Based on a review of the experience, qualifications, attributes and skills of each nominee, including those enumerated in the table below, the Board has determined that each nominee is qualified to serve as a director of the Company. We invite you to read the summary backgrounds of each of the nominees included in this Proposal section. These qualifications, as well as other qualifications preceding the five-year reporting period in the table below, support the conclusion that each individual should serve as a director in light of the Company’s business and structure.

Nominees for Director

Independent Directors

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships+ Held by Director or Nominee
Fraser Atkinson 700 Louisiana Street 48th Floor Houston, Texas 77002 Age: 61	Director	Term expires 2019; Director since 2010.	Chairman of GreenPower Motor Company Inc. since February 2011. Mr. Atkinson was involved in both the technology and corporate finance sectors as a partner at KPMG, LLP for over 14 years, having left the firm in September 2002. Mr. Atkinson has served as Chairman, President and Director for public and private companies.	None

Henry W. Hankinson 4355 Cobb Parkway Suite 501 J Atlanta, Georgia 30339 Age: 77	Director	Term expires 2019; Director since 2005.	Managing Partner and co-founder of Global Business Associates, LLC, a boutique M&A consulting firm in Atlanta, GA. Mr. Hankinson is a former military officer with engineering and MBA degrees. He has held domestic and international senior executive management positions for over 30 years. In 1993 he moved to Moscow as the senior regional executive for Halliburton / Brown & Root (“HBR”) to establish the oil & gas construction market in the Former Soviet Union. In 1997 he moved to Riyadh, as the senior HBR regional Managing Director of Saudi Arabia. In 1999 he was recruited to become the COO and senior American for a large multi-national conglomerate for the Saudi Royal Family. Based in Riyadh, he was responsible for investment acquisitions and portfolio management. During his career, Mr. Hankinson has served as Chairman, CEO, COO, and Director for both small and multi-national private and public companies.	None

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Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships+ Held by Director or Nominee
Robert L. Knauss P.O. Box 40 5580 FM 1697 Burton, Texas 77835 Age: 88	Chairman	Term expires 2019; Chairman since 2014; Director since 1991.	Chairman of the Board of Philip Services Corp. (industrial services) from 1998 to 2003, and Chairman of the Board and CEO of Baltic International USA, Inc. from 1995 to 2003. During the past twenty years, Mr. Knauss has served on the Boards of Directors of eight public companies. Mr. Knauss was the former Dean and Distinguished University Professor of University of Houston Law School and was also Dean of Vanderbilt Law School.	None

+	Other directorships are limited to: (i) publicly traded companies in the United States; (ii) companies that are otherwise subject to SEC reporting requirements and (iii) investment companies registered under the 1940 Act.

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Interested Directors (1)

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships++ Held by Director or Nominee
John A. Hardy 700 Louisiana Street 48th Floor Houston, Texas 77002 Age: 67	Chief Executive Officer and Director	Term expires 2019; Director since 2010.	Chief Executive Officer of the Company since June 2011; Executive Chairman of the Company from June 2010 to June 2011; Director of the Company since May 2010; Mr. Hardy has had extensive experience in the insurance, finance and banking sectors, as well as mergers and acquisitions and litigation and resolution of multi-jurisdictional disputes practicing as a Barrister from 1978-2002. Mr. Hardy was also an adjunct Professor lecturing in insurance law at the University of British Columbia from 1984-2000.	None.

Kenneth I. Denos 700 Louisiana Street 48th Floor Houston, Texas 77002 Age: 51	Secretary, Chief Compliance Officer, and Director	Term expires 2019; Director since 2008.	Secretary of the Company since 2010. Chief Compliance Officer of the Company since July 2011. President of Kenneth I. Denos, P.C. since January 2000; General Counsel, director, and head of M&A for Tersus Energy plc (LSE: TER) in 2005-06; General Counsel, director, and head of M&A for Healthcare Enterprise Group (LSE: HEG) from 2003-2005; Non-executive director of E-Home Solutions, Inc. (marketer of smart home products and services) since July 2015. Non-executive director of AdHitch International, Inc. (mobile advertising) since January 2018.	None.

(1)	Interested directors are “interested persons” (as defined in the 1940 Act) due to their positions as officers of the Company.

++	Other directorships are limited to: (i) publicly traded companies in the United States; (ii) companies that are otherwise subject to SEC reporting requirements and (iii) investment companies registered under the 1940 Act.

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Qualifications of Director Nominees

When considering whether our director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the Nominating and Corporate Governance Committee and the Board focused primarily on the information discussed in each of the director nominees’ individual biographies set forth above and on the following particular attributes:

•	Mr. Atkinson: The Nominating and Corporate Governance Committee and the Board considered Mr. Atkinson’s prior service to the Company as the Chairman of its Audit Committee and as an independent director, as well as his extensive experience in accounting and finance, in addition to Mr. Atkinson’s experience as a director of public companies in the U.S. and internationally, and determined that his strong leadership skills are critical to the Board and the oversight of our financial reporting process.

•	Mr. Hankinson: The Nominating and Corporate Governance Committee and the Board considered Mr. Hankinson’s prior service to the Company as the Chairman of its Compensation Committee and as an independent director, as well Mr. Hankinson’s substantial international business background and experience in the oil and gas sector, and determined that his background and independence are critical to the Board.

•	Mr. Knauss: The Nominating and Corporate Governance Committee and the Board considered Mr. Knauss’ prior service to the Company as its Chairman and as an independent director, as well as his extensive legal experience and his experience as a director of public companies, and determined that his strong leadership skills are critical to the Board and the oversight of our management.

•	Mr. Hardy: The Nominating and Corporate Governance Committee and the Board considered Mr. Hardy’s prior service to the Company as its CEO and Executive Chairman, in addition to his extensive legal experience and his experience as a director of public companies, and determined that his strong leadership skills are critical to the Company, its growth prospects, and its strategic direction.

•	Mr. Denos: The Nominating and Corporate Governance Committee and the Board considered Mr. Denos’ prior service to the Company in a variety of leadership positions, his extensive legal, international, and mergers and acquisitions experience, as well as his experience as a director of public companies, and determined that his intimate knowledge of the Company and extensive public company operating experience are crucial to the achievement of our operational and financial goals.

There are no arrangements or understandings between any of the directors and any other person pursuant to which any of such directors was or is to be selected as a director.

A plurality of votes cast at the Meeting at which a quorum is present is required to elect a director. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

The Board of Directors recommends that each stockholder vote

“For”

each of the Board nominated persons

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Dollar Range of Equity Securities Beneficially Owned by Current Directors/Director Nominees

Name	Dollar Range of Equity Securities in the Company(1)	Aggregate Dollar Range of Equity Securities in All funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies
Independent Directors
Fraser Atkinson	$50,001-$100,000	$50,001-$100,000
Henry W. Hankinson	$10,001-$50,000	$10,001-$50,000
Robert L. Knauss	Over $100,000	Over $100,000

Interested Directors
Kenneth I. Denos	Over $100,000	Over $100,000
John A. Hardy	Over $100,000	Over $100,000

(1)	Based on beneficial ownership as of April 15, 2019.

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PROPOSAL  2—RATIFICATION OF

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Company’s Audit Committee approved and the Board members unanimously approved and ratified the selection of BDO as the Company’s independent registered public accountant for the fiscal year ending December 31, 2019. BDO has served as the Company’s independent registered public accountant since December 4, 2014.

Audit Fees and All Other Fees

Aggregate fees that BDO billed to the Company for professional services for the years ended December 31, 2018 and 2017 were as follows:

Services Provided	2018		2017
Audit fees(1)	$204,250		$365,500	(2)
Audit-related fees	60,000	(4)	420,733	(3)(4)
Tax	—		—
All other	—		—
Total	$264,250		$786,283

(1)	Consists of fees for the audit of our annual financial statements, review of quarterly statements, review of the annual proxy statement, reviews of the quarterly earnings releases, and security counts.
(2)	Also consists of fees relating to review of the Company’s registration statement on Form S-8 and the Company’s agreement to acquire U.S. Gas & Electric, Inc. in 2017, which included review of information statements and other financial disclosures.
(3)	Consists of fees relating to due diligence reports, analysis, and related services in connection with the Company’s agreement to acquire U.S. Gas & Electric, Inc. in 2017.
(4)	Also consists of fees relating to the audit of Equus Energy, LLC and its subsidiary.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) to be performed by any independent registered public accountant engaged by the Company. Certain services may not be provided by the independent registered public accountant to the Company without jeopardizing the independent registered public accountant’s independence.

The Audit Committee’s procedures require approval of the engagement of the independent registered public accountant for each fiscal year and approval of the engagement by a majority of the Company’s independent directors. The procedures permit the Audit Committee to pre-approve the provisions of types or categories of non-audit services for the Company on an annual basis at the time of the firm’s engagement and on a project-by-project basis. At the time of the annual engagement of the Company’s independent registered public accountant, the Audit Committee is to receive a list of the categories of expected services with a description and an estimated budget of fees. In its pre-approving all audit services and permitted non-audit services, the Audit Committee or a delegated member determines that the provision of the service is consistent with, and will not impair, the ongoing independence of the independent registered public accountant and sets any limits on fees or other conditions it finds appropriate. Non-audit services may also be approved on a project-by-project basis by the Audit Committee consistent with the same standards for determination and information.

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The Audit Committee may also designate a member of the Committee to pre-approve non-audit services that have not been pre-approved or changes in non-audit services previously pre-approved. Any actions by the designated member must be ratified by the Audit Committee by the time of its next regularly scheduled meeting. The Company’s pre-approval procedures are reviewed annually by the Audit Committee and the Company maintains a record of the decisions made by the Committee pursuant to the procedures.

A representative of BDO will not be attending the Meeting. The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to ratify the selection of BDO. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may vote uninstructed shares held in street name for this proposal, and their votes will count as present for quorum purposes.

THE BOARD RECOMMENDS A VOTE

“FOR”

BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

FOR FISCAL YEAR 2019

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PROPOSAL 3—ADVISORY VOTE

ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis beginning on page 8 of this proxy statement describes the Company’s executive compensation policies and the compensation decisions that the Compensation Committee, Board, and our Chief Executive Officer made in 2018 with respect to the compensation of the Company’s named executive officers. The Board is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion included in this proxy statement, is hereby APPROVED.

This proposal, which is sometimes referred to as a “say-on-pay vote,” is provided as required pursuant to Section 14A of the Exchange Act.

As described in the Compensation Discussion and Analysis, the Company’s executive compensation policies embodies a pay-for-performance philosophy that supports the Company’s business strategy and aligns the interests of its executives with those of its shareholders, with the objective of attracting, retaining and motivating the best possible executive talent and avoiding risks that would be reasonably likely to have a material adverse effect on the Company. For these reasons, the Board is asking shareholders to support this proposal. Although the vote the Board is asking you to cast is non-binding, the Compensation Committee and the Board value the views of shareholders and will consider the outcome of the vote when determining future compensation arrangements for the Company’s named executive officers.

The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to approve this proposal. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

THE BOARD RECOMMENDS A VOTE

“FOR”

THE ADVISORY PROPOSAL TO APPROVE

THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

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OTHER MATTERS

The Board knows of no other matter that is likely to come before the Meeting. However, if any other matter properly comes before the Meeting, the individuals named as proxy holders will vote in accordance with their discretion on such matters.

In the event that sufficient votes in favor of the proposals set forth in the Notice of the Meeting are not received by the time scheduled for the annual meeting, the holders of a majority of the shares of the Company, present in person or represented by proxy, although not constituting a quorum, may adjourn the Meeting.

ANNUAL AND QUARTERLY REPORTS

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (without exhibits, unless otherwise requested) is provided concurrently with this proxy statement. A copy of the Company’s 2018 Annual Report on Form 10-K and copies of the Company’s quarterly reports on Form 10-Q are also available without charge upon request. Please direct your request to Equus Total Return, Inc., Attention: Secretary, 700 Louisiana Street, 48th Floor, Houston, TX 77002, or call our proxy solicitors Mackenzie Partners, Inc., toll free at (800) 322-2885, or Georgeson, LLC toll-free at (800) 561-3947. Copies also may be requested through the Company’s website at www.equuscap.com. (Information contained on the Company’s website is not incorporated into this proxy statement.) Copies are also posted via EDGAR on the SEC’s website at www.sec.gov.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2020 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2020 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, the Company’s Secretary must receive stockholder proposals no later than December 31, 2019. Proposals should be sent to the Company, at 700 Louisiana Street, 48th Floor, Houston, TX 77002, Attention: Secretary. Submission of a stockholder proposal does not guarantee inclusion in the Company’s proxy statement or form of proxy because certain SEC rules must be met.

In addition, under our by-laws no business may be brought before a stockholder meeting unless it is specified in the notice of the meeting or is otherwise properly brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered an appropriate notice to the Company’s Secretary. To be properly brought before such a meeting a stockholder must deliver a written notice to the Company at the address set forth in the following paragraph of the stockholder’s intention to present a proposal (containing certain information specified in the by-laws about the stockholder and the proposed action) not less than 60 nor more than 90 days’ prior to the meeting. However, in the event less than 70 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such notice to be timely must be received not later than the close of business on the fifth day following the day on which such notice is mailed or such public disclosure was made.

Stockholder proposals with respect to Director nominations require written notice of your intent to make such a nomination either by personal delivery or by U.S. mail, postage prepaid, to Kenneth I. Denos, Secretary, Equus Total Return, Inc., 700 Louisiana Street, 48th Floor, Houston, TX 77002, within the time limits described above for delivering a stockholder proposal notice and comply with the information requirements in our by-laws relating to Director nominations by stockholders. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

The proxy solicited by the Board of Directors for the 2020 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than December 31, 2019.

A copy of the full text of the by-law provisions discussed above may be obtained by writing to the Corporate Secretary, 700 Louisiana Street, 48th Floor, Houston, TX 77002 and is included as an exhibit to the Company’s annual report on Form 10-K for the period ended December 31, 2018 as filed with the SEC via EDGAR on March 29, 2019.

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Communications with the Board. Interested parties who wish to communicate directly with the Board, or specified individual directors may do so by writing to the Board or individual directors in care of the Chairman, Equus Total Return, Inc., 700 Louisiana Street, 48th Floor, Houston, TX 77002. At the direction of the Board, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to the directors at the next scheduled Board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Independent Directors,” “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Committee of Independent Directors. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board. Concerns relating to accounting, internal controls, or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Corporate Governance. The Company is a Delaware corporation subject to the provisions of the Delaware General Corporation Law (“DGCL”). The Company’s day-to-day operations and requirements as to the place and time, conduct, and voting, at a meeting of stockholders are governed by the Company’s certificate of incorporation and by-laws, the provisions of the DGCL, the provisions of the 1940 Act and NYSE rules. The Company has adopted a code of business conduct and ethics applicable to our Directors, officers (including our principal executive officer, principal financial officer and controller) and employees. Our code of business conduct and ethics meets NYSE listing standard requirements and the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. A copy of our certificate of incorporation and by-laws, corporate governance guidelines, and the charters of the Audit, Compensation, and Nominating and Corporate Governance Committees may be obtained by writing to the Secretary, Equus Total Return Inc., 700 Louisiana Street, 48th Floor, Houston, TX 77002. Our code of business conduct and ethics, corporate governance guidelines and committee charters are also available by accessing the Company’s website at www.equuscap.com. (Information contained on the Company’s website is not incorporated into this proxy statement.) In the event that the Company amends or waives any provisions of our code of business conduct and ethics applicable to our principal executive officer, principal financial officer or controller, we intend to disclose the same on the Company’s website at www.equuscap.com.

Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by Mackenzie Partners, Inc. and Georgeson, LLC on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be paid by the Company and is estimated to cost $50,000. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile, or electronic means. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the name of such nominees. We will, upon request, reimburse brokerage firms and others for their responsible expenses in forwarding solicitation material to the beneficial owners of stock.

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EQUUS TOTAL RETURN, INC. 700 LOUISIANA STREET 48TH FLOOR HOUSTON, TX 77002

VOTE BY INTERNET – go to www.proxy-direct.com for more information

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-337-3503

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EQUUS TOTAL RETURN, INC.			For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee(s), mark “For All Except” and write the
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE						number(s) of the nominee(s) on the line below
“FOR” THE ELECTION OF DIRECTORS

Vote On Directors			☐	☐	☐

1.	Election of the five nominees listed below to the Board of Directors:

Nominees:

01) Fraser Atkinson
02) Kenneth I. Denos
03) Henry W. Hankinson
04) John A. Hardy 05) Robert L. Knauss

Proposals
						For	Against	Abstain
2.	To ratify the selection of BDO USA, LLP as the Company’s independent registered public accountant for the fiscal year ending December 31, 2019.					☐	☐	☐

3.	To approve, in a non-binding vote, the compensation paid to the Company’s executive officers in 2018, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.					☐	☐	☐

THE BOARD OF DIRECTORS KNOWS OF NO OTHER MATTER TO COME BEFORE THE MEETING. IF ANY OTHER MATTER IS PROPERLY BROUGHT BEFORE THE MEETING WITH RESPECT TO WHICH THE COMPANY WAS NOT PROVIDED NOTICE ON OR BEFORE APRIL 8, 2019, THE PROXIES WILL HAVE DISCRETION TO VOTE THE PROXY ON SUCH MATTER IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

	Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at http://www.equuscap.com/investor_reports.htm.

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EQUUS TOTAL RETURN, INC.

700 Louisiana Street, 48th Floor, Houston, TX 77002

This Proxy is Solicited by the Board of Directors of Equus Total Return, Inc. (the “Company”)

for the Annual Meeting of Stockholders on May 17, 2019

The undersigned hereby constitutes and appoints John A. Hardy and Fraser Atkinson, and each or any of them, as proxies, with full power of substitution and revocation, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 17, 2019, at 11:00 a.m. EDT, at Jenner & Block LLP, 919 Third Avenue, New York, NY 10022-3908 and any adjournment or postponement thereof (the “Annual Meeting”) and to vote the shares of Common Stock, $.001 par value per share, of the Company (“Shares”), standing in the name of the undersigned on the books of the Company on April 15, 2019, the record date for the Annual Meeting, with all powers the undersigned would possess if personally present at the Annual Meeting.

The undersigned hereby acknowledges previous receipt of the Notice of Internet Availability of Proxy Materials, setting forth information on how to access the Notice of Annual Meeting of Stockholders and the Proxy Statement on the Internet, and hereby revokes any proxy or proxies heretofore given by the undersigned.

If you have not voted via the Internet or by telephone,

please sign, date and return promptly in the enclosed envelope.

Continued and to be signed on the reverse side

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